EXHIBIT 5



Farmland Industries, Inc.
12200 N. Ambassador Dr.
Kansas City, Missouri  64163-1244

Gentlemen:

         I am acting as the General Counsel for Farmland Industries, Inc., a Kansas corporation (the "Company"), in connection with the Registration Statement on Form S-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the contemplated issuance by the Company from time to time of Demand Loan Certificates and Subordinated Debenture Bonds of the Company, which with respect to Demand Loan Certificates may be issued pursuant to an Indenture entered into between the Company and UMB Bank, National Association, and with respect to Subordinated Debenture Bonds may be issued under an Indenture entered into between the Company and Commerce Bank, National Association, as trustee. Said Demand Loan Certificates and Subordinated Debenture Bonds, when issued and sold in accordance with this Registration Statement presently to be filed with the Securities and Exchange Commission, Washington, D.C., and registered in accordance with the laws of the States in which the Demand Loan Certificates and Subordinated Debenture Bonds are and will be sold, will constitute valid and binding obligations according to their tenor and effect. Capitalized terms used herein have the meanings set forth in the Registration Statement, unless otherwise defined herein.

         I have examined the originals, or certified, conformed or reproduction copies of all records, agreements, instruments and documents as I have deemed relevant or necessary as the basis for the opinions hereinafter expressed. In all such examinations, I have assumed the genuineness of all signatures on original or certified copies and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies. As to various questions of fact relevant to such opinions, I have relied upon, and assumed the accuracy of, certificates and statements and other information of public officials, officers or representatives of the Company and others.

         Based upon the foregoing, and subject to the limitations set forth herein, I hereby confirm the opinions attributed to me in the Registration Statement.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement (including any Amendment thereto) and to the references to me under the captions "Legal Matters" in the Prospectus and "Legal Matters" in any Prospectus Supplement forming a part of the Registration Statement. In giving these consents, I do not hereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.


                                Very truly yours,




                                 Robert B. Terry
January 16, 2002



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